Exhibit 16.1


MOORE & ASSOCIATES, CHARTERED
ACCOUNTANTS AND ADVISORS
-----------------------------
PCAOB REGISTERED


March 6, 2006



U. S. Securities and Exchange Commission
Washington, D.C. 20549


Ladies and Gentlemen:

We have reviewed Item 4(a) of the Company's report on amended Form 8-K regarding our dismissal as auditor and are in agreement with the disclosures contained therein.

We have no basis on which to agree or disagree with the statements made in
Item 4(b).

Sincerely,


/s/ Moore & Associates, Chartered
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    Moore & Associates, Chartered




















           2675 S. JONES BLVD. SUITE 109, LAS VEGAS, NEVADA 89146

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